Global Partners Declares Increased Cash Distribution for the First Quarter of
                                      2007

    WALTHAM, Mass., April 24 /PRNewswire-FirstCall/ -- Global Partners LP (NYSE:
GLP) today announced that it has declared a quarterly cash distribution of $0.4650 per unit ($1.86 per unit on an annualized basis) on all of its outstanding common and subordinated units for the period from January 1, 2007 through March 31, 2007. The distribution will be paid May 15, 2007 to unitholders of record as of the close of business May 4, 2007.

    The distribution to be paid in May 2007 represents increases of approximately 9.4% over the quarterly distribution of $0.4250 paid in May 2006 and approximately 2.2% over the quarterly distribution of $0.4550 paid in February 2007.

    About Global Partners LP
    Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast. The partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the Northeast. Global Partners LP trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit www.globalp.com.

    Safe Harbor Statement
    This news release contains certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including "will," "may," "believe," "expect," "anticipate," "estimate," "continue" or other similar words. Such statements may discuss business prospects, new developments and future expectations or contain projections of results of operations, financial condition and Global Partners LP's ability to make distributions to unitholders. These statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause actual results to be materially different from the forward-looking statements contained in this news release. For specific risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP's Annual Report on Form 10-K for the year ended December 31, 2006. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, and Global Partners LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    Contacts:
    Thomas J. Hollister                   Edward J. Faneuil
    Chief Operating Officer and           Executive Vice President,
    Chief Financial Officer               General Counsel and Secretary
    Global Partners LP                    Global Partners LP
    (781) 894-8800                        (781) 894-8800

SOURCE  Global Partners LP

                                   04/24/2007
    /CONTACT: Thomas J. Hollister, Chief Operating Officer and Chief Financial Officer, or Edward J. Faneuil, Executive Vice President, General Counsel and Secretary, both of Global Partners LP, +1-781-894-8800/
    /Web site:  http://www.globalp.com /(GLP)